UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

MARA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36555	01-0949984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Federal Highway, Suite 2700 Hallandale Beach, FL 33009
(Address of principal executive offices and zip code)

(800) 804-1690
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On July 23, 2025, MARA Holdings, Inc. (the “Company”) announced that, as of June 30, 2025, the Company had approximately 310,000 energized miners across all its locations. During the three months ended June 30, 2025, the Company mined 2,358 bitcoin with an average of 25.9 bitcoin produced per day, comprising 5.7% of the share of available miner rewards. As of June 30, 2025, the Company’s total bitcoin holdings equaled 49,951 bitcoin (including bitcoin that is loaned, collateralized or under asset management). During the three months ended June 30, 2025, the Company won a total of 694 bitcoin blocks. In the first half of 2025, the Company won a total of 1,360 bitcoin blocks and produced 4,644 bitcoin.

As of June 30, 2025, the Company’s energized compute power was 57.4 EH/s. The Company defines energized compute power as the amount of hashrate that could theoretically be generated if all miners that have been energized are in operation at the time of measurement, including miners that may be temporarily offline.

As of June 30, 2025, 70% of the Company’s hashrate contribution mix was comprised of below 20 joules per terahash and the remaining 30% was comprised of above 20 joules per terahash.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Convertible Notes Offering

On July 23, 2025, the Company issued a press release announcing its intention to offer, subject to market conditions and other factors, $850 million aggregate principal amount of 0.00% convertible senior notes due 2032 in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to grant to the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $150 million aggregate principal amount of the notes.

The Company expects to use up to $50 million of the net proceeds from the sale of the notes to repurchase a portion of its 1.00% convertible senior notes due 2026 (the “1.00% 2026 convertible notes”) in privately negotiated transactions with the remainder of the net proceeds to be used to pay the cost of privately negotiated capped call transactions with one or more of the initial purchasers of the notes and/or their respective affiliates and/or other financial institutions, to acquire additional bitcoin and for general corporate purposes, which may include working capital, strategic acquisitions, expansion of existing assets, and repayment of additional debt and other outstanding obligations.

Nothing in this report shall be deemed an offer to purchase the Company’s 1.00% 2026 convertible notes.

A copy of the press release announcing the offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibit attached hereto about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated use of the net proceeds from the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions and the completion of the offering and the capped call transactions on the anticipated terms or at all, the anticipated use of any proceeds from the offering, the other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2025 and the risks described in other filings that the Company may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 23, 2025, announcing the offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2025	MARA HOLDINGS, INC.

	By:	/s/ Zabi Nowaid
	Name:	Zabi Nowaid
	Title:	General Counsel